Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 10 dated May 15, 2026 relating to the Common Stock, par value $0.0001 per share, of Clarus Corporation shall be filed on behalf of the undersigned.

GREENHOUSE FUNDS LLLP By: /s/ Joseph Milano*
Name: Joseph Milano
Title: Authorized Person of the general partner

GREENHOUSE GP LLC By: /s/ Joseph Milano*
Name: Joseph Milano
Title: Authorized Person

GREENHOUSE FUND GP LLC By: /s/ Joseph Milano*
Name: Joseph Milano
Title: Authorized Person

GREENHOUSE MASTER FUND LP By: /s/ Joseph Milano*
Name: Joseph Milano
Title: Authorized Person of the general partner

GREENHOUSE LONG ONLY MASTER FUND LP By: /s/ Joseph Milano*
Name: Joseph Milano
Title: Authorized Person of the general partner

JOSEPH MILANO By: /s/ Joseph Milano*